Exhibit 10.1 – Cooperation Agreement for Self-Service Digital Printing Business

China Netcom (Group) Company Limited Liaoning Branch Business Secret

Contract No.:CNC(02)-06-2007-0977-KDYY-YWHZ

COOPERATION AGREEMENT FOR SELF-SERVICE
DIGITAL PRINTING BUSINESS

Party A:	China Netcom (Group) Company Limited Liaoning Branch

No.157 Shifu Road, Dadong District

Shenyang, 110002, China

Party B:	Dalian Northport Information Industry Development Co., Ltd.

Tower A, No.1, Huoju Road, Qixianling Industrial Base – High-Tech Industrial Zone

Dalian, 116025, China

This cooperation agreement is made by and between China Netcom (Group) Company Limited Liaoning Branch (hereinafter referred to as Party A) and Dalian Northport Information Industry Development Co., Ltd. (hereinafter referred to as Party B) on the matter of cooperative promotion for self-service digital printing business, pursuant to The Contract Law of the People's Republic of China and the relevant regulations, and based on principle of mutual benefit and development. The agreed terms and conditions regarding self-service digital printing business are as follows:

I. Cooperation Scope

Party A and Party B hereby reach the intent for cooperation on the matter of self-service digital printing business.

Whereas, Party A agrees to provide with certain sites for cooperation business, and provide ADSL access condition necessary for the said self-service digital printing business at favourable price to Party B;

Whereas, Party B agrees to settle accounts as required by Party A.

1. Party A will provide to Party B with certain sites for cooperation business, the detailed sites shall be

China Netcom (Group) Company Limited Liaoning Branch Business Secret

determined by the two parties after negotiations

2. Party A will provide the favorable prices of ADSL access for self-service digital printing equipments which are located at the sites cooperated by two parties within Liaoning Province. Party A will provide to Party B with ADSL access in 1M without time limit or flow limit. In case Party B needs for ADSL lines less than 200 totally in the province, the price of a line is RMB 60 Yuan a month; In case Party B needs for ADSL lines equal to or more than 200 totally in the province, the price of a line is RMB 50 Yuan a month.

3. Brand cooperation: Through friendly negotiations, the two parties agree that the brand " Colorstar" is widely used in channels of Party A for promotion of cooperative service.

II. Obligations and Rights for Two Parties

1. For Party A

(1)

Responsible for offering sites of cooperation and the environment necessary for cooperation business, namely providing with one ADSL access line and power for equipment, besides providing with the space in 2 square meters for each equipment in its business halls or other current channels where are in accordance with conditions for business promotion.

(2)	Responsible for providing good maintenance for ADSL lines.

(3)

Party A has right to ask Party B for improvement according to service quality of Party B, or temporarily stop cooperating with Party B; Site staff of Party B shall provide service to customers in accordance with service standards specified by Party A, in case any trouble regarding service happened, Party B shall bear all responsibilities.

2. For Party B

(1)	Responsible for providing the equipments necessary for cooperation, as well as operation and maintenance of the relevant equipments. The ownership of such equipments belongs to Party B.

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(2)	Responsible for supplying all the consumable materials for the cooperative services.

(3)	Responsible for offering all the persons for on-site services, technologies and maintenance, etc. also paying the salaries and welfare expenses (labor insurance included) for the above persons.

(4)	Responsible for paying ADSL access charge of equipment.

(5)	Party B shall issue the formal receipt to final users.

(6)	Party B shall provide data interface to Party A so as to ensure that Party A can monitor the data running condition of Party B at any time.

(7)	Any trouble of service quality in service time, printing quality, data transmission, taking photo, charge collection etc. will be resolved by Party B who shall bear the result herein.

(8)	Party B shall establish customer’s service call of 4006 and pay the relevant communications charge.

III. Income Distribution

1. Income distribution from printing service

(1)

Party B provides printing service of 6 inch photo with Kodak D printing paper at present, the two parties determine that the price is 0.60 Yuan a photo. The two parties agree that the price will be re-determined every half year, in case the price changes, the supplementary will be added in written to the Agreement.

(2)

The income from the cooperation business will be distributed as per the proportion of 15% for Party A and 85% for Party B. The income will be calculated as [ unit price of photo printing * printing photos].

(3)	Party B shall make the payment to Party A at the amount of 240 yuan a set every month as entrusting charge of host computer.

(4)	Two parties shall pay self tax in accordance with relating provisions of national tax law.

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2. Charge for using network of equipment

     Party B shall pay charge for using ADSL access lines every month based on local stipulation of Party A. Party B shall bear all responsibilities involved in interruption of cooperation business because Party B fails to pay the charge

IV. Settlement Flow of Printing Income

1. Two parties agree that the settlement period is from the 1st to the last day of a month.

2. Party B will provide to Party A with expense list of last settlement period in written with formal seal before the 3rd of every month; Party A will reply the confirmation to Party B before the 10th of the month. If the day for submitting expense list or replying the confirmation is holiday or festival, it will postpone.

3. In case Party A or Party B feels objection to expense list, if the error between recording data of both parties is not more than 3%, the data recorded by the system of Party B will prevail; if the error is more than 3%, settlement will be carried out firstly as per data of Party B and then give the check. Both parties have obligation to check with the other, and check self expense data to clear the reason and resolve based on actual situation rationally and timely.

4. After confirmed the expense list, Party A shall issue formal receipt to Party B within ten working days; Party B shall transfer the merited income of Party A into bank account specified by Party A within fifteen working days after Party B receives the receipt.

User name: China Netcom (Group) Company Limited Liaoning Branch
Bank name of account: Industrial and Commercial Bank Beishi Branch
Account No.: 33010033092210063-63

V. Secrecy

1. Any party of Party A and Party B shall keep business secret, know-how and confidential information each other.

2. The business secret, know-how and confidential information in this agreement shall include but not

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limited to the following:

  Business secret: the private and practicable information for technology and operation respectively owned by both parties which are economically profitable to each party and kept in secret by security measures.

  Know-how: the technical information and statistics data in the period of cooperation; methods and achievements for technical improvement.

  Confidential information: the client information and marketing plan owned by the two parties respectively; data and information relating to the activities and types of marketing for each party.

  Other information with commercial value relating to execution of this agreement which are declared for confidentiality

3. The presentations of technical and business secrets in this agreement are as following:

  Computer data

  Writing form or picture, including letters, figures and symbols

  Other media recording voice and image

  Oral communication

  Others

VI. Responsibility of Breaching

Party A and Party B shall carefully make the cooperation and strictly execute their respective obligations in this agreement.

1. If this agreement cannot be executed effectively or meaninglessly, or the execution is seriously influenced, due to the substantial breaching of any clause in this agreement by Party A, Party B shall have the right to promptly terminate all the cooperative services stipulated in this agreement, and lodge a claim to Party A for compensating its economic loss caused by the breaching of Party A.

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2. If this agreement cannot be executed effectively or meaninglessly, or the execution is seriously influenced, due to the substantial breaching of any clause in this agreement or the serious complaints caused by Party B, Party A shall have the right to promptly terminate all the cooperative services stipulated in this agreement, and lodge a claim to Party B for compensating its economic loss caused by the breaching of Party B.

3. If this agreement cannot be executed totally or partially due to the defect or failure of good behavior of any party, such party shall bear the responsibility of breaching and compensate the loss of the other party.

In case of the following conditions, Party A shall have the right to ask Party B to make the immediate rectification and improvement, or promptly terminate the cooperation of the two parties if serious.

  Party B violates the polices, regulations or decrees relating to Chinese Netcom, Liaoning Province Netcom and Internet information.

  Party B provides the information violating the laws, regulations or policies in China; or utilizes the system of Party A to distribute the illegal information.

  Party B cannot update and maintain the cooperative services in timely fashion.

  Party B unreasonably collects the expenses and fees from the users.

  Party B is complained by the users for its service quality.

  Party B cannot use the stipulated company name of Party A or other brand standard in its promotion and advertising, causing the bad influence in the society.

  Party B causes the serious influence on the users by its debugging, opening or change of system, receiving the severe complaints.

  Party B causes the failure of network system of Party A by its debugging, opening or change of

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system.

  Party B makes the other activities breaking this agreement.

In case of the following conditions, Party A shall have the right to terminate the cooperation of the two parties, and look into corresponding legal responsibility and ask for compensation.

  Party B provides the false or undesirable qualification, information source, or the collection for its service is not compliance with relevant provision of price department.

  During the period of cooperation, Party B makes the other serious fraudulent activities, causing the great damage to honor and economic profit for Party A.

  During the validity of this agreement, Party B cooperates with the Party A's competitors (Mobile, Unicom, Telecom, Tietong etc.) in the region of Liaoning Province.

4. If this agreement cannot be executed totally or partially due to the defect or failure of good behavior of the two parties, they shall bear the responsibilities respectively according to the actual conditions.

VII. Dispute and Arbitration

1. Any dispute arising in the execution of this agreement shall be resolved through friendly negotiation. If the dispute cannot be resolved, the two parties agree to submit lawsuit to governed court in the location of Party A.

2. During the period of lawsuit, except for the disputed matter to be resolved by lawsuit, the parties shall in all other respects continue their implementation of this agreement.

VIII. Force Majeure

1. After this agreement is signed, any party of this agreement fails to perform this agreement due to such events as fire, drought, typhoon, snowstorm, earthquake, war, acts of government and any other

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instances recognized by the two parties which cannot be foreseen, avoided or overcome. Total or partial responsibilities of breaching shall be exempted for the affected party according to the actual conditions.

2. The affected party shall promptly inform the other party via fax or email for the conditions of force majeure occurred.

3. After the force majeure stops or removes, the affected party shall promptly inform the other party via fax or email.

4. The two parties shall continue their implementation for the other clauses not being affected by the force majeure in this agreement.

IX. Effectiveness, Validity Period, Amendment and Termination

1. This agreement shall be effective with the signatures and official seals affixed of the legal representatives or the authorized representatives from the two parties. This agreement is valid in two (2) years. After it expires, the two parties shall negotiate separately for continuous cooperation.

2. If any party fails to perform Item (2) and (3) in Clause 8, the other party shall have the right to terminate this agreement.

3. Any amendment to this agreement must be agreed to in a written instrument signed by both parties. Any party shall not have the right to unilaterally modify this agreement.

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X. Miscellaneous

1. Except as otherwise agreed by the two parties, any dispute over obligation shall not be terminated due to the termination of this agreement during the execution of this agreement.

2. Any matters not covered in this agreement shall be written in the supplementary agreement signed by the two parties after friendly negotiations.

3. This agreement is in quadruplicate, each party holds two copies with the same legal effectiveness. 4. All the appendices to this agreement shall form an integral part of this agreement and have the same legal effectiveness as this agreement.

China Netcom (Group) Company Limited Liaoning Branch
By:	/s/ Cai Yan Nian
Its:	Authorized Representative
Date:	February 1, 2008

Dalian Northport Information Industry Development Co., Ltd.
By:	/s/ Xiao Jun
Its:	Authorized Representative
Date:	February 1, 2008

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Annex I: Explanation on channels and relevant information of China Netcom (Group) Company Limited Liaoning Branch

1. Free business halls: 264 (some halls fail to provide self-service digital printing service)

2. Internet cafes where badwith are provided by Netcom: 300 approximately

Note: this business is not applicable to all channels,the details will be confirmed based on negotiation of two parties.

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Annex II:Main performation parameters of Colorstar Online Self-service Digital Printer

Technological system: LECD digital exposal core + RA4 developing process

Rated voltage

Output size: 102mm*152mm (4 inch * 6 inch)

Output quality: >300DPI*300DPI

Output speed: 600 photos an hour

External dimension: <500mm*860mm*1350mm

Rated power: 1KW

Input interface: memory cards such as SD/CF/MMC etc., various USB devices, CD/DVD,network album, mobile phone etc.

Operation method: touch panel

Payment: various bank cards (Yinlian interface), cash (person on duty), mobile phone (support network) and so on

Network connections: wireless network such as ADSL, GPRS, CDMA etc.

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